UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Briggs & Stratton Corporation has elected to change recordkeepers for the Briggs & Stratton Consolidated Retirement and Savings Plan and related tax-qualified defined contribution plans. The new recordkeeper will be Fidelity Investments. As a result of this change there will be a blackout period in which participants under these plans temporarily will be unable to direct or diversify investments in their individual accounts, obtain a loan from the plans, obtain a distribution from the plans or the change the deferral percent. The blackout period will begin on December 21, 2007 and is expected to end the week of January 13, 2008.

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, on November 20, 2007 Briggs & Stratton provided written notice of the blackout period to its directors and executive officers notifying them that during the blackout period they are restricted from acquiring, selling or otherwise transferring common stock of the Company. Briggs & Stratton received notice of the blackout period from the plan administrator on November 16, 2007. The notice to directors and executive officers is attached as Exhibit 99.1 and incorporated herein by reference.

During the blackout period and for a period of two years after the blackout period has ended, interested parties may obtain, without charge, information regarding the blackout period, including the actual ending date of the blackout period, by contacting Robert F. Heath, Vice President, General Counsel and Secretary, Briggs & Stratton Corporation, P. O. Box 702, Milwaukee, WI 53201, (414)256-5147.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Notice concerning blackout period dated November 20, 2007 to Directors and Executive Officers

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: November 20, 2007	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice concerning blackout period dated November 20, 2007 to Directors and Executive Officers